QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

OFFICE LEASE

BETWEEN

EMERY STATION JOINT VENTURE, LLC (LANDLORD)

AND

ZOGENIX, INC., (TENANT)

EMERYSTATION

Emeryville, California

ARTICLE 1 BASIC LEASE PROVISIONS		1
1.1	BASIC LEASE PROVISIONS	1
1.2	ENUMERATION OF EXHIBITS AND RIDER	2
1.3	DEFINITIONS	2
ARTICLE 2 PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING		6
2.1	LEASE OF PREMISES	6
2.2	TERM	6
2.3	FAILURE TO GIVE POSSESSION	6
2.4	CONDITION OF PREMISES	7
2.5	PARKING	7
2.6	RIGHT OF FIRST OFFER	8
2.7	EARLY ACCESS	8
2.8	COMPLIANCE WITH LAWS	9
ARTICLE 3 RENT		9
ARTICLE 4 RENT ADJUSTMENTS AND PAYMENTS		9
4.1	RENT ADJUSTMENTS	9
4.2	STATEMENT OF LANDLORD	10
4.3	BOOKS AND RECORDS	10
4.4	TENANT OR LEASE SPECIFIC TAXES	11
ARTICLE 5 SECURITY DEPOSIT		11
ARTICLE 6 SERVICES		12
6.1	LANDLORD'S GENERAL SERVICES	12
6.2	ELECTRICAL SERVICES	12
6.3	ADDITIONAL AND AFTER HOUR SERVICES	13
6.4	TELEPHONE SERVICES	13
6.5	DELAYS IN FURNISHING SERVICES	14
6.6	CHOICE OF SERVICE PROVIDER	14
6.7	SIGNAGE	14
ARTICLE 7 POSSESSION, USE AND CONDITION OF PREMISES		15
7.1	POSSESSION AND USE OF PREMISES	15
7.2	LANDLORD ACCESS TO PREMISES; APPROVALS	23
7.3	QUIET ENJOYMENT	24
ARTICLE 8 MAINTENANCE		24
8.1	LANDLORD'S MAINTENANCE	24
8.2	TENANT'S MAINTENANCE	24
ARTICLE 9 ALTERATIONS AND IMPROVEMENTS		25
9.1	TENANT ALTERATIONS	25
9.2	LIENS	26
ARTICLE 10 ASSIGNMENT AND SUBLETTING		26
10.1	ASSIGNMENT AND SUBLETTING	26
10.2	RECAPTURE	27
10.3	EXCESS RENT	28
10.4	TENANT LIABILITY	28
10.5	ASSUMPTION AND ATTORNMENT	28
ARTICLE 11 DEFAULT AND REMEDIES		29
11.1	EVENTS OF DEFAULT	29
11.2	LANDLORD'S REMEDIES	29
11.3	ATTORNEY'S FEES	31
11.4	BANKRUPTCY	31
11.5	LANDLORD'S DEFAULT	32

i

ARTICLE 12 SURRENDER OF PREMISES		32
12.1	IN GENERAL	32
12.2	LANDLORD'S RIGHTS	33
ARTICLE 13 HOLDING OVER		33
ARTICLE 14 DAMAGE BY FIRE OR OTHER CASUALTY		33
14.1	SUBSTANTIAL UNTENANTABILITY	33
14.2	INSUBSTANTIAL UNTENANTABILITY	34
14.3	RENT ABATEMENT	35
14.4	WAIVER OF STATUTORY REMEDIES	35
ARTICLE 15 EMINENT DOMAIN		35
15.1	TAKING OF WHOLE OR SUBSTANTIAL PART	35
15.2	TAKING OF PART	35
15.3	COMPENSATION	35
ARTICLE 16 INSURANCE		36
16.1	TENANT'S INSURANCE	36
16.2	FORM OF POLICIES	36
16.3	LANDLORD'S INSURANCE	36
16.4	WAIVER OF SUBROGATION	37
16.5	NOTICE OF CASUALTY	37
ARTICLE 17 WAIVER OF CLAIMS AND INDEMNITY		37
17.1	WAIVER OF CLAIMS	37
17.2	INDEMNITY BY TENANT	38
ARTICLE 18 RULES AND REGULATIONS		38
18.1	RULES	38
18.2	ENFORCEMENT	38
ARTICLE 19 LANDLORD'S RESERVED RIGHTS		39
ARTICLE 20 ESTOPPEL CERTIFICATE		39
20.1	IN GENERAL	39
20.2	ENFORCEMENT	39
ARTICLE 21 RELOCATION OF TENANT		40
ARTICLE 22 REAL ESTATE BROKERS		40
ARTICLE 23 MORTGAGEE PROTECTION		40
23.1	SUBORDINATION AND ATTORNMENT	40
23.2	MORTGAGEE PROTECTION	41
ARTICLE 24 NOTICES		41
ARTICLE 25 MISCELLANEOUS		42
25.1	LATE CHARGES	42
25.2	NO JURY TRIAL; VENUE; JURISDICTION	42
25.3	DEFAULT UNDER OTHER LEASE	43
25.4	OPTION	43
25.5	TENANT AUTHORITY	43
25.6	ENTIRE AGREEMENT	43
25.7	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	43
25.8	EXCULPATION	43
25.9	ACCORD AND SATISFACTION	43
25.10	LANDLORD'S OBLIGATIONS ON SALE OF BUILDING	44
25.11	BINDING EFFECT	44
25.12	CAPTIONS	44
25.13	TIME; APPLICABLE LAW; CONSTRUCTION	44
25.14	ABANDONMENT	44
25.15	LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES	45

ii

25.16	SECURITY SYSTEM	45
25.17	NO LIGHT, AIR OR VIEW EASEMENTS	45
25.18	RECORDATION	45
25.19	SURVIVAL	45
25.20	RIDERS	45

iii

OFFICE LEASE

ARTICLE 1
BASIC LEASE PROVISIONS

1.1    BASIC LEASE PROVISIONS

        In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

  (1)
  BUILDING AND ADDRESS:

    EmeryStation
    5858 Horton Street
    Emeryville, California 94608

  (2)
  LANDLORD AND ADDRESS:

    Emery Station Joint Venture, LLC
    c/o Wareham Development Corporation
    1120 Nye Street, Suite 400
    San Rafael, California 94901

  (3)
  TENANT AND CURRENT ADDRESS:

    (a) Name: Zogenix, Inc.

    (b) State of formation: Delaware

    Notices to Tenant shall be addressed:

    At the Premises:
    Attention: Manager

  (4)
  DATE OF LEASE: as of October 31, 2006

  (5)
  LEASE TERM: 24 months

  (6)
  PROJECTED COMMENCEMENT DATE*: Upon Substantial Completion of the Landlord Work which is estimated to be November 15, 2006

  (7)
  PROJECTED EXPIRATION DATE: The last day of the 24th calendar month after the Commencement Date which is estimated to be November 14, 2008.

  (8)
  MONTHLY BASE RENT:

        *      Landlord and Tenant agree that the Lease Term shall commence upon the earlier to occur of Tenant's opening for business in the space or November 15, 2006, so long as the carpet cleaning and touch-up painting are complete by then. The balance of Landlord's work will be done promptly following Tenant's occupancy of the Premises.

PERIOD FROM/TO	MONTHLY
Months 1-12	$10,823.80
Months 13-24	$11,148.51

        The Base Rent for the first month of the Term shall be paid upon Lease Execution

  (9)
  RENTABLE AREA OF THE PREMISES: 4,163 square feet

  (10)
  BASE YEAR: 2007

  (11)
  SUITE NUMBER OF PREMISES: 455

  (12)
  TENANT'S USE OF PREMISES: General office and related uses, any other lawful uses compatible with the dignity and character of the Building ("Use"). Tenant acknowledges and understands that the Premises are served with Building Standard office HVAC and not with 100% outside air.

  (13)
  PARKING: Up to 12 parking spaces on a "premium" and "non-premium" basis. "Premium" parking spaces ("Premium Spaces") are located in the Building and "non-premium" parking spaces ("Regular Spaces") are located adjacent to the Building in the Terraces Garage. Tenant shall be allocated the use of 3 Premium Spaces and 9 Regular Spaces. Tenant shall pay Landlord's quoted rates for such Premium Spaces and Regular Spaces, which as of the date hereof are $100 / month for Premium Spaces and $75 / month for Regular Spaces. Upon sixty (60) days advance notice to Tenant, Landlord may re-locate the Regular Spaces to an adjacent garage(s) or adjacent surface lot(s). To the extent available, Tenant shall be permitted to lease additional Premium Spaces on a monthly basis; provided, however, upon thirty (30) days advance notice to Tenant, Landlord shall have the right to re-allocate such additional Premium Spaces to Regular Spaces.

  (14)
  SECURITY DEPOSIT: $22,297.02

  (15)
  BROKERS:

Landlord's Broker:	CB Richard Ellis 155 Grand Avenue Oakland, California 94612 Attention: Mike Raffetto
Tenant's Broker:	Garrett Krueger at Aegis Realty

1.2    ENUMERATION OF EXHIBITS AND RIDER

        The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Plan of Premises
EXHIBIT B	Intentionally omitted
EXHIBIT C-1	Laboratory Rules and Regulations
EXHIBIT C-2	Rules and Regulations
RIDER 1	Commencement Date Agreement

1.3    DEFINITIONS

        For purposes hereof, the following terms shall have the following meanings:

        AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

        BUILDING: The building located at the address specified in Section 1.1. The Building includes office, lab, retail and other uses.

        COMMENCEMENT DATE: The date specified in Section 1.1 as the Projected Commencement Date, unless changed by operation of Article Two.

        COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

        DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

        DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

        EXPIRATION DATE: The date specified in Section 1.1, as determined under Article Two.

        FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

        INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

        LAND: The parcel(s) of real estate on which the Building and Project are located.

        LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, as specifically described in the Lease or exhibits attached hereto.

        LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

        LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

        LEASE YEAR: The twelve month period beginning on the Commencement Date and each subsequent twelve month, or shorter (if applicable), period until the Expiration Date.

        MONTHLY BASE RENT: The monthly rent specified in Section 1.1.

        MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

        NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

        OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Property (including, without limitation, property management fees, costs and expenses, and the amortized portion of any capital expenditure or improvement, together with interest thereon, and the costs of changing utility service providers). Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (x) Landlord's general corporate overhead, (xi) any cost incurred in connection with upgrading the Building to comply with insurance requirements, life safety codes, ordinances, statutes, or other Laws in effect prior to the Commencement Date, (xii) any costs incurred in connection with correction of any defects in design or construction of the Building including any capital improvements referenced in clause (ii) above, and (xiii) any costs incurred by Landlord for the repair of damage to the Building caused by fire, windstorm, earthquake or other casualty, condemnation or eminent domain to include terrorism or environmental other than commercially reasonable deductibles. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord's reasonable discretion, allocable solely to either the lab, office or retail portion of the Building shall be equitably allocated by Landlord between such uses.

        PREMISES: The space located in the Building at the Suite Number listed in Section 1.1 and depicted on Exhibit A attached hereto.

        PROJECT or PROPERTY: The Project consists of the office building with ground floor office and/or retail spaces located at the street address specified in Section 1.1 in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

        REAL PROPERTY: The Property excluding any personal property.

        RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

        RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

        RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Lease Year. On or before the beginning of each Lease Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such Lease Year. Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first Lease Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during a Lease Year.

        RENTABLE AREA OF THE BUILDING: The amount of occupiable square footage in the Building as reasonably determined by Landlord from time to time.

        RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1.

        SECURITY DEPOSIT: The funds specified in Section 1.1, if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

        STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

        SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

        TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, sale or transfer or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

        TENANT ADDITIONS: Collectively, Landlord Work and Tenant Alterations.

        TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work); and any supplementary air conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to Section 6.1(c).

        TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by or is described as follows:

          (1)   special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises;

          (2)   Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

          (3)   the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

          (4)   failure to perform or comply with any obligation or condition binding upon Tenant including the failure to approve and pay for such Landlord Work or other items if and to the extent the Lease provides they are to be approved or paid by Tenant.

        TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time.

        TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

        TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

ARTICLE 2
PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1    LEASE OF PREMISES

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.2    TERM

        (a)   The Commencement Date shall be the date determined as follows:

          (1)   If the Landlord Work is Substantially Complete on or before the Projected Commencement Date, then on the date which is the earlier to occur of: (a) the Projected Commencement Date, or (b) the date Tenant first occupies all or part of the Premises for the conduct of business; or

          (2)   If the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

        (b)   Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.3    FAILURE TO GIVE POSSESSION

        If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Landlord Work is not Substantially Complete, (iii) the holding over or retention of possession of any tenant, tenants or occupants, or (iv) for any other reason, then Tenant shall be entitled to an abatement of rent equivalent to one (1) day of rent for each day after the Projected Commencement Date that the Commencement Date is delayed (it being acknowledged and agreed by the parties that Landlord shall not be subject to any additional liability for the failure to give possession on the Projected Commencement Date). Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord and any such rent abatement periods have expired, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. The Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. The Premises shall be deemed to be ready for Tenant's occupancy in the event Landlord's Work is Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant. In the event of any dispute as to whether the Landlord Work is Substantially Complete or whether the delay was caused by a Tenant Delay or a default by Tenant, the parties shall agree on a neutral third party to resolve such dispute and the decision of such third party shall be final and binding on the parties. Notwithstanding anything to the contrary herein, if the Landlord shall be unable to give possession of the Premises within thirty (30) days after the Projected Commencement Date (such 30-day period to be extended day-for-day by the amount of any Tenant Delay or Force Majeure), Tenant shall have the right to terminate this Lease.

2.4    CONDITION OF PREMISES

        Tenant shall notify Landlord in writing within thirty (30) days after the Commencement Date of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Landlord Work shall consist of:

  •
  Install VCT and a standard sink in the back work room;

  •
  Touch up paint and clean existing carpets as needed; and

        Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of a neutral third party to be appointed by the parties shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease.

        During the Lease Term, Tenant shall be entitled to use free of charge any extra office furniture and other such furnishings, fixtures and equipment ("FF&E") as Landlord or Wareham Development Corporation may have available. In the event there is any FF&E in the Premises upon the Commencement Date, at Tenant's request, within thirty (30) days from such date, Landlord shall remove such FF&E at Landlord's sole cost and expense. It shall be Tenant's obligation to arrange for any moving and assembly of any FF&E it chooses to use. Tenant shall have the obligation to maintain and repair any such FF&E during the Term, either returning it to storage or leaving it in the Premises upon termination of the Lease, as Landlord so directs at the time.

2.5    PARKING

        During the Term, Tenant may use the number of spaces specified in Section 1.1 for parking at the standard prevailing monthly rates being charged from time to time by Landlord or its parking operator without regard to discounts provided to any other occupants of the Buildings (currently $75.00 per stall per month for Regular Spaces and $100 per stall per month for Premium Spaces). In the event Tenant fails at any time to pay the full amount of such parking charges, Tenant's parking rights shall be reduced to the extent of Tenant's failure to pay for any such parking. Parking space locations within the applicable parking structures shall be designated by Landlord or Landlord's parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant's parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

2.6    RIGHT OF FIRST OFFER.

        (a)   Subject to the rights of other tenants pursuant to leases in effect on the Commencement Date, in the event any Available Premises (as hereinafter defined) becomes available between the start of the 7th month and the end of 21st month of the Term, Landlord shall first offer such Available Premises to Tenant for leasing (the "Right of First Offer"). A Right of First Offer shall be in writing and shall specify the rental price and terms and conditions on which Landlord will lease the Available Premises to Tenant.

        (b)   As used in this Section, "Available Premises" shall mean any office space between approximately 6,000 square feet and 10,000 square feet that becomes available for leasing to third parties during the Term and is located in the Building or in EmeryStation North, EmeryStation East or Heritage Square (which projects are owned by affiliates of Landlord). Space shall not be deemed to be Available Premises if an existing tenant of such space renews or extends its term with respect to such space whether pursuant to the terms of an extension right or otherwise.

        (c)   Tenant shall have ten (10) business days after receipt of a Right of First Offer to commit to the leasing of the Available Premises at the price and on the terms and conditions contained in such Right of First Offer by delivering written notice of such commitment to Landlord (the "Commitment Notice"). Landlord (or as applicable, its affiliate(s) in the event the Available Premises is in a building other than EmeryStation 1) and Tenant shall have thirty (30) days after the Landlord's receipt of a Commitment Notice to negotiate in good faith and enter into a lease for the Available Premises. Within 30 days after the execution by the parties of such new lease for the Available Premises, Tenant shall have the option of terminating this Lease so long as it provides Landlord with at least thirty (30) days prior written notice of such termination. Tenant's failure to timely deliver a Commitment Notice shall be deemed a waiver of its Right of First Offer, and Landlord (or its affiliates, as applicable) shall be permitted to lease the Available Premises to a third party at a price that is no lower than the price contained in such Right of First Offer, and on terms and conditions that are not materially more favorable than the terms and conditions contained in such Right of First Offer.

        (d)   Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if a Default (as hereinafter defined) exists at the time of exercise of the option or at the time of commencement of the term for the Available Premises.

2.7    EARLY ACCESS.

        Tenant shall be permitted to enter the Premises prior to the Commencement Date (the "Early Access Period") for purposes of installing Tenant's cabling, security system, furniture, fixtures and equipment; provided, however, that Tenant's entry into the Premises during the Early Access Period shall be subject to and conditioned upon Tenant's coordination of such entry with Landlord and Landlord's general contractor(s) so as not to delay Substantial Completion, Tenant providing Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises, and Tenant complying with such restrictions and conditions on such access which Landlord deems reasonably necessary (and Tenant acknowledges and agrees that any restrictions and conditions imposed by Landlord with the purpose of attempting to avoid any delay in the Commencement Date shall be deemed reasonable). Except as provided in this Section 2.8, such early access and the installation of such cabling, security system, furniture, fixtures and equipment shall be subject to all of the terms and conditions of this Lease. Tenant will not be obligated to pay rent during the Early Access Period. In no event shall Tenant or

Tenant's employees, agents, consultants, contractors or invitees interfere with any construction being undertaken by or on behalf of Landlord, nor with any inspections or issuance of final approvals by any applicable governmental authority, and if Tenant fails to cease such interference promptly after notice from Landlord specifying the nature of such interference, Landlord shall have the right to terminate Tenant's early access. Other than with respect to the gross negligence of Landlord or Landlord's agents, Tenant hereby releases and discharges Landlord and Landlord's employees, agents, consultants, contractors and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during such period of early access. Landlord makes no representation or warranty about safety of the Premises during any period of early access, as construction and other activities may be ongoing.

2.8    COMPLIANCE WITH LAWS.

        Landlord represents and warrants that as of the Commencement Date, the Premises and Building will comply with all Laws, including, without limitation, fire, environmental, health, and safety laws, or that if they do not Landlord shall bear at its sole expense the cost of any required correction. Landlord shall, as an Operating Expense, promptly comply with all Laws to which the Premises and Building may be subject during the Term (other than compliance required by reason of Tenant's particular and unique manner of use of the Premises), including, without limitation, Laws requiring the making of any structural repairs or modifications or capital expenditures or improvements.

ARTICLE 3
RENT

        Tenant agrees to pay to Landlord at the first office specified in Section 1.1, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE 4
RENT ADJUSTMENTS AND PAYMENTS

4.1    RENT ADJUSTMENTS

        Tenant shall pay to Landlord Rent Adjustments with respect to each Lease Year after the Base Year as follows:

          (1)   The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable Lease Year in excess of the Base Year amount, monthly during the Term with the payment of Monthly Base Rent; and

          (2)   The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable Lease Year in excess of the Base Year amount, monthly during the Term with the payment of Monthly Base Rent; and

          (3)   Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any Lease Year shall be Tenant's Share of Operating Expenses for such year in excess of the Tenant's Share of the Base Year Operating Expenses and Tenant's Share of Taxes for such year in excess of Tenant's Share of Base Year Taxes.

4.2    STATEMENT OF LANDLORD

        As soon as feasible after the expiration of each calendar year after the Base Year, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

          (1)   Operating Expenses and Taxes for the Base Year and the applicable calendar year;

          (2)   The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

          (3)   Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

        Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Base Rent and Rent Adjustment Deposit next coming due, or promptly refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute (i) a waiver by Landlord of its right to deliver such items or (ii) a release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Lease Year. During the last complete Lease Year or during any partial Lease Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease.

4.3    BOOKS AND RECORDS

        Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of 60 days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within 75 days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. If Tenant does dispute any Landlord's Statement, Tenant shall deliver a copy of any such audit to Landlord at the time of notification of the dispute. If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such 75 day period, it shall be deemed to have waived such right to dispute Landlord's Statement. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or

Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity ("Confidentiality Requirement"). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement.

4.4    TENANT OR LEASE SPECIFIC TAXES

        In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.5 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5
SECURITY DEPOSIT

        Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof, provided such transferee has assumed the obligations of the Landlord pursuant to the terms hereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

ARTICLE 6
SERVICES

6.1    LANDLORD'S GENERAL SERVICES

        (a)   Tenant shall have access to the Premises 7 days a week, 24 hours a day.

        (b)   So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services to the Premises, the cost of which services shall be included in Operating Expenses:

          (1)   heat, ventilation and air-conditioning ("HVAC") in the Premises during Standard Operating Hours as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business office operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

          (2)   tempered and cold water for lavatories in common with other tenants from the regular supply of the Building;

          (3)   customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

          (4)   electric current for general office use, including normal lighting, normal business office machines and customary janitorial service.

          (5)   washing of the outside windows in the Premises weather permitting at intervals determined by Landlord; and

          (6)   electrical and other utility services (including but not limited to natural gas, water, etc.) in the Common Areas of the Project and automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord and payment of Landlord's standard charges.

        (c)   If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

        (d)   Landlord shall cause the Building to be run and maintained in a first class manner comparable to other like facilities.

        (e)   Tenant shall have access to the EmeryStation gymnasium pursuant to Landlord's Building Standard policies therefor.

6.2    ELECTRICAL SERVICES

        (a)   Landlord shall furnish to the Premises electric current for general office use, including normal lighting and normal business office machines. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord's prudent business judgment, Tenant shall not: (i) make any alterations or additions to the electric equipment or systems; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than computers used in typical industry standard amounts for uses similar to the Use. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of

Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

        (b)   So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten days after notice from Landlord and shall not be included as part of Operating Expenses.

6.3    ADDITIONAL AND AFTER HOUR SERVICES

        At Tenant's written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.4    TELEPHONE SERVICES

        All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels, so long as such entity is competitively priced with other similar vendors. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5    DELAYS IN FURNISHING SERVICES

        Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure; provided, however, that Landlord shall use commercially reasonable efforts to minimize any damages to Tenant caused by any such failure, delay or change. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair or replace same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom except, in each case, if caused by the gross negligence or willful misconduct of Landlord.

6.6    CHOICE OF SERVICE PROVIDER

        Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7    SIGNAGE

        Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant's main entry door to the Premises. Any change in such initial signage shall be only with Landlord's prior written consent, shall conform to Building standard signage and shall be at Tenant's sole cost and expense.

ARTICLE 7
POSSESSION, USE AND CONDITION OF PREMISES

7.1    POSSESSION AND USE OF PREMISES

        (a)   Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.1 to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Hazardous Material Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

        (b)   Landlord shall provide Tenant with access card keys and Tenant shall place a deposit for such cards with Landlord to cover lost cards or cards which are not returned at the end of the Term.

        (c)   Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Landlord shall be responsible for ADA Title III compliance in the Premises with respect to the Landlord Work, (c) Tenant shall be responsible for ADA Title III compliance in the Premises except for the Landlord Work; provided, however, that Landlord shall be responsible for remedying, at Landlord's sole cost and expense, any ADA Title III non-compliance in the Premises that existed as of the Commencement Date and such cost and expense shall not constitute an Operating Expense hereunder, (d) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Alterations in the Premises, and (e) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

        (d)   Hazardous Materials.

                (1)    Definitions.    The following terms shall have the following meanings for purposes of this Lease:

          (1)   "Biohazardous Materials" means any and all substances and materials defined or referred to as a "medical waste," "biological waste," "biohazardous waste," "biohazardous material" or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

          (2)   "Environmental Condition" means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

          (3)   "Environmental Damages" means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above: (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any fair market or fair market rental value of the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

          (4)   "Handling," when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.

          (5)   "Hazardous Materials" means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCBs. CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

          (6)   "Hazardous Materials Laws" means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, "RCRA"), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the "CHWCL"), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes or regulations relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Legal Requirement now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

          (7)   "Hazardous Wastes" means (A) any waste listed as or meeting the identified characteristics of a "hazardous waste" or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a "hazardous waste" or other term of similar import under any Hazardous Materials Laws.

          (8)   "Radioactive Materials" means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as "radiation," a "radioactive material" or "radioactive waste," or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

          (9)   "Release" means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, Surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

          (10) "Tenant's Contamination" means any Hazardous Material Release on or about the Property by Tenant or /or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (a "Tenant Party").

          (11) "Landlord's Contamination" means any hazardous materials which exist in, on, under or in the vicinity of the Project as of the date of this Lease or which migrate onto or beneath the Project from off-site sources during the term of the Lease or after termination of the Lease. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord's Contamination.

                (2)    Handling of Hazardous Materials.    The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a radio/bio-pharmaceutical, research, development, preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the Use; that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a radio/bio pharmaceutical research, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder ("Permitted Hazardous Materials"), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Legal Requirements, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant's use of the Premises and the Project and of Tenant's operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant's Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant's Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises.

                (3)    Disposition or Emission of Hazardous Materials.    Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials except to the extent authorized by law or by permit at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant's own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant's sole expense, in compliance with all applicable Hazardous Materials Laws, with Landlord's Rules and with all other applicable legal and regulatory requirements.

                (4)    Information Regarding Hazardous Materials.    Tenant shall provide the following information and/or documentation to Landlord in writing prior to the Commencement Date, and thereafter shall update such information and/or documentation (x) annually, in January of each calendar year, (y) upon any material change in Tenant's Hazardous Materials inventory or in Tenant's business operations involving Hazardous Materials, and (z) at such other times as Landlord may reasonably request in writing from time to time, which updates shall reflect any material changes in such information and/or documentation:

                  (1)   An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials.

                  (2)   Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

                  (3)   All Material Safety Data Sheets ("MSDSs"), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

                  (4)   All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.

                  (5)   A copy of any Hazardous Materials Business Plan required from time to time with respect to Tenant's operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant's application for a business license from the City of Emeryville. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including (but not limited to) information regarding Tenant's Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project.

                  (6)   Any Contingency Plans and Emergency Procedures required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.

                  (7)   Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

                  (8)   Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant's operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any "select agents" or other Biohazardous Materials on the Premises, together with proof of filing thereof.

                  (9)   Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord's monitoring (in Landlord's reasonable discretion) and enforcement of Tenant's obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Legal Requirements relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord's preparation (in Landlord's discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed with any governmental authority or available to the public at large. Landlord may only provide such information to its lenders, consultants or provided such entities agree to keep such information confidential.

                (5)    Indemnification; Notice of Release.    Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant's obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Legal Requirements, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all costs of any Environmental Damages which arise during or after the Term of this Lease, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about or under the Premises, Building or Property, except to the extent provided for in this Section 7.1(d); provided that Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not of the type used by Tenant in the Premises. Tenant shall be conclusively presumed to have met its burden to the extent that any hazardous materials are identified as being present in any environmental report or other data on the date of commencement of this Lease and are not used by Tenant. Tenant shall have no obligation to remedy any Hazardous Materials contamination which was not caused or released by a Tenant Party.

                (6)    Governmental Notices.    Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

                (7)    Inspection by Landlord.    In addition to, and not in limitation of, Landlord's rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant's use thereof, reasonable access to the Premises at reasonable times to inspect Tenant's Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant's use or possession of the Premises by reason of such entry; provided, however that Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises caused by such entry. Landlord shall comply with any security precaution reasonably imposed by Tenant during any entry onto the Premises and shall minimize to the extent reasonably possible any interference with Tenant's use of the Premises caused by such entry. Notwithstanding Landlord's rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant's Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Legal

Requirements in connection with Tenant's Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

                (8)    Monitoring by Landlord.    Landlord reserves the absolute right to monitor, in Landlord's reasonable discretion and at Landlord's cost (the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant's obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant's compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant's compliance with all other requirements of this Section.

                (9)    Discovery of Discharge.    If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord's reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Legal Requirements or otherwise adversely affects the Building's or the Project's compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant's obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time (x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates that the applicable discharge or emission is in compliance with all applicable Legal Requirements and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the release, and (y) in the case of any other breach of Tenant's obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

                (10)    Post-Occupancy Study.    If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the Term of this Lease, then no later than fifteen (15) days prior to the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of any Tenant Contamination in, on and about the Premises and the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

                (11)    Emergency Response Plans.    If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant's Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term of this Lease, Landlord shall consult with Tenant in the course of preparing such plans, procedures or modifications in order to try to ensure that they will accurately reflect and be consistent with Tenant's operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord's adoption or modification of any such plans or procedures so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant's Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises.

                (12)    Radioactive Materials.    Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant's licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Legal Requirements or otherwise adopted by Tenant from time to time in connection with Tenant's Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Legal Requirements.

                (13)    Deemed Holdover Occupancy.    Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

                  (1)   If Tenant Handles any Radioactive Materials in or about the Premises during the term of this Lease, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the Term of this Lease and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying a portion of the Premises for a use similar to the Use, then and in such event, Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord's consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue to pay Rent and other charges in accordance with the holdover provisions of this Lease solely for that portion of the premises which is covered by the radioactive materials license, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

                  (2)   If Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and, at the otherwise applicable termination or expiration of the Term of this Lease Tenant has failed to remove from the Premises and the Building all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant's Contamination and/or to have fully remediated, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements, the Tenant's Handling and/or Release (if applicable) of any such Hazardous Materials during the Term of this Lease, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord's consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

                (14)    Survival of Obligations.    Each party's obligations under this Section shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable law with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party's obligations under this Section. Either party's exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable law with respect to Hazardous Materials, Environmental Conditions and/or compliance with Legal Requirements.

                (15)    Laboratory Rules and Regulations.    Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations ("Laboratory Rules and Regulations") attached to this Lease as Exhibit C-1 and with all reasonable modifications and additions thereto which Landlord may make from time to time so long as such modifications and additions are generally applicable to the other tenants in the Building and would not materially interfere with Tenant's use of the Premises for the purposes set forth herein.

7.2    LANDLORD ACCESS TO PREMISES; APPROVALS

        (a)   Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord requires reasonable prior notice and may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

        (b)   If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

        (c)   Provided Landlord has provided reasonable prior notice to Tenant and shall use reasonable efforts to not materially interfere with Tenant's occupancy of the Premises, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Hazardous Materials Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.2(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

        (d)   Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

        (e)   The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3    QUIET ENJOYMENT

        Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8
MAINTENANCE

8.1    LANDLORD'S MAINTENANCE

        Subject to the provisions of Articles Four and Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, unless recoverable under Landlord's insurance, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2    TENANT'S MAINTENANCE

        Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "Cable"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Tenant Alterations. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

ARTICLE 9
ALTERATIONS AND IMPROVEMENTS

9.1    TENANT ALTERATIONS

        (a)   The following provisions shall apply to the completion of any Tenant Alterations:

          (1)   Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building) so long as such Landlord designated engineers and contractors are competitively priced with Tenant's preferred engineers and contractors. In the event that such Landlord designated engineers and contractors are not competitively priced with Tenant's preferred engineers and contractors, the parties shall expeditiously and in good faith work together to agree on competitively priced engineers and contractors to perform the Tenant Alterations. The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

          (2)   Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

          (3)   Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Hazardous Materials Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

        (b)   All Landlord Work and Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.2    LIENS

        Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

ARTICLE 10
ASSIGNMENT AND SUBLETTING

10.1    ASSIGNMENT AND SUBLETTING

        (a)   Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.2, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.1. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty-five (35) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws.

Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 within thirty (30) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

        (b)   With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

          (1)   the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

          (2)   in Landlord's reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

          (3)   any proposed assignee's or sublessee's use of the Premises would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

          (4)   the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

          (5)   the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

        (c)   Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

        (d)   So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or Sublease all or a portion of the Premises, without the consent of Landlord, to (i) an Affiliate, or (ii) a successor to Tenant by purchase or other acquisition of Tenant's capital stock or substantially all of Tenant's assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Tenant is not then in Default under this Lease; (2) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed transfer together with the information required hereunder and such entity shall expressly assume Tenant's obligations hereunder; (3) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date immediately prior to such transfer; and (4) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant's successor shall have a net worth equal to Tenant's net worth at the date immediately prior to such transfer.

10.2    RECAPTURE

        Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture") the space proposed to be sublet if and only if the sublease is for a substantial portion of the Premises and for substantially all of the remaining Term or may recapture the Premises if the Lease is assigned. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.3    EXCESS RENT

        Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, seventy percent (70%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.4    TENANT LIABILITY

        In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.5    ASSUMPTION AND ATTORNMENT

        If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE 11
DEFAULT AND REMEDIES

11.1    EVENTS OF DEFAULT

        The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

          (1)   Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;

          (2)   Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure such default within thirty (30) days after written notice thereof to Tenant, or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, Tenant has commenced and is diligently pursuing the remedies necessary to cure such default, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

          (3)   a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

          (4)   Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

          (5)   a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

          (6)   upon the dissolution of Tenant; or

          (7)   upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.2    LANDLORD'S REMEDIES

        (a)   A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

        (b)   With respect to a Default that has occurred and is continuing, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

          (1)   the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

          (2)   the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

          (3)   the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

          (4)   any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord's unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word "rent" as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

        (c)   Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

        (d)   In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

        (e)   Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

        (f)    The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

        (g)   No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3    ATTORNEY'S FEES

        In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4    BANKRUPTCY

        The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

          (a)   In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

          (b)   Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

          The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption, or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, the Electing Party has commenced and is diligently pursuing the remedies necessary to cure such default. Landlord and Tenant acknowledge such condition to be commercially reasonable.

          (c)   If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

          For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

            (1)   The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

            (2)   Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

          (d)   Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.5    LANDLORD'S DEFAULT

        Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE 12
SURRENDER OF PREMISES

12.1    IN GENERAL

        Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Tenant Alterations (collectively, "Leasehold Improvements") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Tenant Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Tenant Alteration, may request in writing that Landlord advise Tenant whether the Tenant Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Tenant Alteration are Required Removables. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then, unless otherwise approved by Landlord in writing, Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

12.2    LANDLORD'S RIGHTS

        All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE 13
HOLDING OVER

        In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE 14
DAMAGE BY FIRE OR OTHER CASUALTY

14.1    SUBSTANTIAL UNTENANTABILITY

        (a)   If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

        (b)   Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. If such repairs and restoration are not in fact completed within one hundred eighty (180) days from the date such damage occurred, then Tenant shall have the right to terminate this Lease; provided, however, Landlord shall have no liability to Tenant if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

        (c)   Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

        (d)   Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

        (e)   Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.2    INSUBSTANTIAL UNTENANTABILITY

        If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises, including the initial Landlord Work but excluding other Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3    RENT ABATEMENT

        If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4    WAIVER OF STATUTORY REMEDIES

        The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15
EMINENT DOMAIN

15.1    TAKING OF WHOLE OR SUBSTANTIAL PART

        In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2    TAKING OF PART

        In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3    COMPENSATION

        Except as otherwise provided herein, Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

ARTICLE 16
INSURANCE

16.1    TENANT'S INSURANCE

        Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis for personal injury, bodily injury, death and property damage, including contractual liability and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) All Risks property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss (we are not familiar with "Special Cause of Loss"; All Risks has been available from every other tenant); (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.2    FORM OF POLICIES

        Each policy referred to in 16.1 shall satisfy the following requirements. Each Commercial General Liability policy shall (i) name Landlord and the Indemnitees as additional insureds, (ii) be issued by one or more responsible insurance companies qualified to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) each policy of property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.3    LANDLORD'S INSURANCE

        Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4    WAIVER OF SUBROGATION

        (a)   Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

        (b)   Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

        (c)   Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

        (d)   Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming.

16.5    NOTICE OF CASUALTY

        Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE 17
WAIVER OF CLAIMS AND INDEMNITY

17.1    WAIVER OF CLAIMS

        To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2    INDEMNITY BY TENANT

        To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably acceptable to Landlord. Landlord shall not settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and grossly-negligent act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.

ARTICLE 18
RULES AND REGULATIONS

18.1    RULES

        Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C-2 attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time so long as such modifications and additions are generally applicable to other tenants in the Building and would not materially interfere with Tenant's use of the Premises for the purposes set forth herein.

18.2    ENFORCEMENT

        Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

ARTICLE 19
LANDLORD'S RESERVED RIGHTS

        Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20
ESTOPPEL CERTIFICATE

20.1    IN GENERAL

        Within ten (10) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.2    ENFORCEMENT

        In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default; provided that Landlord shall give Tenant not less than 10 days additional written notice of and opportunity to cure such Default. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate after such notice and cure period has expired.

ARTICLE 21
RELOCATION OF TENANT

        At any time after the end of the 6th month and prior to the start of the 19th month of this Lease, Landlord may substitute for the Premises other premises in the Project or in EmeryStation North, EmeryStation East or heritage Square (the "New Premises"), in which event the New Premises shall be deemed the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area and configuration: (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises including payment for replacement stationery if applicable: (iii) Landlord shall give Tenant not less that sixty (60) days' prior written notice of such substitution: and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

ARTICLE 22
REAL ESTATE BROKERS

        Tenant represents that, except for the broker(s) listed in Section 1.1, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1 are entitled in connection with this Lease pursuant to Landlord's written agreement with such broker.

ARTICLE 23
MORTGAGEE PROTECTION

23.1    SUBORDINATION AND ATTORNMENT

        This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attainment provided for herein.

23.2    MORTGAGEE PROTECTION

        Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE 24
NOTICES

        (a)   All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

        (b)   All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Section 1.1.

        (c)   Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

        (d)   By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25
MISCELLANEOUS

25.1    LATE CHARGES

        (a)   All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

        (b)   In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

        (c)   Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

25.2    NO JURY TRIAL; VENUE; JURISDICTION

        To the fullest extent permitted by law, including laws enacted after the date of this Lease, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3    DEFAULT UNDER OTHER LEASE

        Tenant agrees for Tenant and Tenant's heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

25.4    OPTION

        This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.5    TENANT AUTHORITY

        Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.6    ENTIRE AGREEMENT

        This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.7    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

        If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any change in the rights and obligations of Tenant hereunder, then Tenant agrees that it will enter into a modification agreement with respect to this Lease agreement.

25.8    EXCULPATION

        Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

25.9    ACCORD AND SATISFACTION

        No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

        In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 24.8 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or affiliates of such entities. Upon such assignment and assumption of all of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

25.11    BINDING EFFECT

        Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12    CAPTIONS

        The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13    TIME; APPLICABLE LAW; CONSTRUCTION

        Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14    ABANDONMENT

        In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall, with reasonable prior notice to Tenant, (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

        If Tenant fails timely to perform any of its duties under this Lease or the Workletter beyond any applicable notice and cure periods, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16    SECURITY SYSTEM

        Landlord, as an Operating Expense, shall provide security for the Building not dissimilar to the security currently being provided in the Building, however Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17    NO LIGHT, AIR OR VIEW EASEMENTS

        Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18    RECORDATION

        Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant unless requested by Landord. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19    SURVIVAL

        The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20    RIDERS

        All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

        [Signatures on Following Page]

        IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1 hereof.

TENANT:	LANDLORD:
ZOGENIX, INC., a Delaware corporation	EMERY STATION JOINT VENTURE, LLC, a California limited liability company
By: /s/ Stephen J. Farr Print Name: Stephen J. Farr Its: President and CEO	By: /s/ Richard K. Robbins Richard K. Robbins Managing Member
Date: 30 October 2006	Date: Nov. 1, 2006

EXHIBIT A

PLAN OF PREMISES

[Pictorial description of space]

A-1

EXHIBIT B
Intentionally omitted

B-1

EXHIBIT C-1

LABORATORY RULES AND REGULATIONS

1.
Any laboratory equipment (glass and cage washers, sterilizers, centrifuges, etc.) being used during normal business hours must be properly insulated for noise to prevent interruption of other tenants' business. Landlord reserves the right to request all equipment be insulated prior to occupancy. Should other tenants complain of noise, lab tenant will be responsible for abating any noise issues, at their sole cost.

2.
Any damages to property due to leaks from lab equipment will be the sole responsibility of the Tenant. Should damage occur in other Tenant spaces, any and all damages and clean up will be the responsibility of equipment owner (lab tenant).

3.
Animal activities are a recognized and necessary process in the biotech industry. It can only be conducted by lab tenants pursuant to all the requirements of their respective lease (including the "Use" clause) and requires specific, written approval by Landlord in advance. We also expect any animal operations to be conducted pursuant to all regulations, standards and best industry practices relating to them.

4.
The EmeryStation Campus is a mixed-use facility and lab tenants share space with office tenants. To reduce the potential interaction with office tenants and their employees and visitors with any biotech animal operations or animal testing performed, deliveries of animals and any equipment, foods, cleaners, etc. associated with animal activities must be coordinated through the loading dock after hours and with the cooperation of the building management and security personnel. Tenant should make every effort to handle any deliveries relating to animal activities outside of Standard Operating Hours. The freight elevator must be used at all times, and delivery trucks should not be visible to the other tenants in the campus area. No cartons, containers or cardboard boxes bearing the nature of contents may be stored or left in common area spaces, to include any garage/freight areas. Feed bags, animal carriers, and any and all containers must be disposed of properly and with discretion.

5.
All exterior signage relating to laboratory operations (i.e. visible to common areas including corridors) must be kept to the minimum required by law. All signs must have Landlord's approval prior to installation.

  EXHIBIT C-2

  RULES AND REGULATIONS

1.
No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2.
No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.
No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.
The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5.
No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7.
Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8.
No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals.

9.
Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10.
Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.
Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid,

  chemical or substance, except for such items which are used by Tenant in the conduct of its business.

12.
No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.
All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.
Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15.
Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16.
Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17.
Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18.
If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.
The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20.
Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21.
No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22.
There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.
Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

24.
Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25.
Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26.
Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27.
Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28.
The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29.
Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30.
Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant's business office operations and only in quantities suitable for immediate use.

31.
Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law. Notwithstanding the foregoing, Tenant shall have the right to park one company owned car for periods longer than 24-hours.

32.
Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

RIDER 1

COMMENCEMENT DATE AGREEMENT

        EMERY STATION JOINT VENTURE, LLC, a California limited liability company ("Landlord"), and                    , a                    corporation ("Tenant"), have entered into a certain Lease dated as of                    , 2006 (the "Lease").

        WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

        1.     Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

        2.     The Commencement Date (as defined in the Lease) of the Lease is                    .

        3.     The Expiration Date (as defined in the Lease) of the Lease is                    .

        4.     Tenant hereby confirms the following:

          (a)   That it has accepted possession of the premises pursuant to the terms of the Lease;

          (b)   That the Landlord Work is Substantially Complete; and

          (c)   That the Lease is in full force and effect.

        5.     Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

        6.     The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:
TETHYS BIOSCIENCE, INC., a	EMERY STATION JOINT VENTURE, LLC, a California limited liability company
By:	By:
Print Name:	Richard K. Robbins
Its:	Managing Member

RIDER-1

QuickLinks

  Exhibit 10.8
OFFICE LEASE BETWEEN EMERY STATION JOINT VENTURE, LLC (LANDLORD) AND ZOGENIX, INC., (TENANT) EMERYSTATION Emeryville, California
OFFICE LEASE ARTICLE 1 BASIC LEASE PROVISIONS
ARTICLE 2 PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING
ARTICLE 3 RENT
ARTICLE 4 RENT ADJUSTMENTS AND PAYMENTS
ARTICLE 5 SECURITY DEPOSIT
ARTICLE 6 SERVICES
ARTICLE 7 POSSESSION, USE AND CONDITION OF PREMISES
ARTICLE 8 MAINTENANCE
ARTICLE 9 ALTERATIONS AND IMPROVEMENTS
ARTICLE 10 ASSIGNMENT AND SUBLETTING
ARTICLE 11 DEFAULT AND REMEDIES
ARTICLE 12 SURRENDER OF PREMISES
ARTICLE 13 HOLDING OVER
ARTICLE 14 DAMAGE BY FIRE OR OTHER CASUALTY
ARTICLE 15 EMINENT DOMAIN
ARTICLE 16 INSURANCE
ARTICLE 17 WAIVER OF CLAIMS AND INDEMNITY
ARTICLE 18 RULES AND REGULATIONS
ARTICLE 19 LANDLORD'S RESERVED RIGHTS
ARTICLE 20 ESTOPPEL CERTIFICATE
ARTICLE 21 RELOCATION OF TENANT
ARTICLE 22 REAL ESTATE BROKERS
ARTICLE 23 MORTGAGEE PROTECTION
ARTICLE 24 NOTICES
ARTICLE 25 MISCELLANEOUS
RIDER 1 COMMENCEMENT DATE AGREEMENT